                         TRANSITIONAL SERVICES AGREEMENT
                         -------------------------------

                  AGREEMENT, entered into and effective as of the 31st day of December, 1996 (the "Effective Date"), by and between Navistar International Transportation Corp., a Delaware corporation, with its principal place of business at 455 North Cityfront Plaza Drive, Chicago, Illinois 60611, ("Provider"), and Core Materials Corporation, a Delaware corporation, with its principal place of business at 800 Manor Park Drive, Columbus, Ohio 43228, ("Buyer") (Buyer and Provider are at times referred to herein individually as a "Party" and collectively as the "Parties").

                                   WITNESSETH
                                   ----------

         WHEREAS, Provider and RYMAC Mortgage Investment Corporation ("RYMAC") have entered into an Asset Purchase Agreement dated as of September 12, 1996, as amended (the "Purchase Agreement") pursuant to which Buyer (as successor to RYMAC) agreed to purchase those certain assets of Provider's Columbus Plastics Division business as described in the Purchase Agreement (the "Plastics Business"); and

         WHEREAS, as set forth in Section 8(j) of the Purchase Agreement, Provider agreed to make available to Buyer certain transitional administrative and support services for the Plastics Business for a limited period after the completion of the sale in accordance with the terms of this Agreement.

         NOW, THEREFORE, subject to the terms, conditions, covenants and provisions of this Agreement, Provider and Buyer mutually covenant and agree as follows:

                                   ARTICLE I.
                                SERVICES PROVIDED
                                -----------------

         1.1 TRANSITIONAL SERVICES. Upon the terms and subject to the conditions set forth in this Agreement, Provider will provide to Buyer for the Plastics Business each of those administrative and support services listed in APPENDIX A, which is attached to and made part of this Agreement (hereinafter referred to individually as a "Transitional Service", and collectively as the "Transitional Services"), during the time period for each Transitional Service set forth on APPENDIX A, (hereinafter referred to as the "Time Periods" for all of the Transitional Services, and the "Time Period" for each Transitional Service).

         1.2 PERSONNEL. (a) In providing the Transitional Services, Provider, as it deems necessary or appropriate in its sole discretion, may (i) use such personnel of Provider or its affiliates, and (ii) employ the services of third parties to the extent such third party services are routinely utilized to provide similar services to other Provider businesses or are reasonably necessary for the efficient performance of any of such Transitional Services.

                  (b) Buyer agrees that Provider shall be entitled to use a reasonable amount of the services of those former employees of Provider, who were employed by Buyer as a result of the acquisition of the Plastics Business by Buyer, in the provision of the Transitional Services, which employees shall be made available by Buyer to Provider for this purpose.

         1.3 LEVEL OF TRANSITIONAL SERVICES. (a) Nothing in this Agreement shall require Provider to favor the Plastics Business over its own businesses or those of any of its affiliates, subsidiaries or divisions. Provider shall devote such time and attention as are reasonably necessary to provide the Transitional Services required hereunder.

                  (b) Unless otherwise specifically set forth in the Appendixes attached hereto, it is the intention of the parties that Buyer's use of any Transitional Service that Buyer elects to use shall not be higher than the level of use required by the Plastics Business prior to the acquisition thereof by Buyer. In no event shall Buyer be entitled to any new service or to increase its use of any of the Transitional Services above that level of use without the prior written consent of Provider, which consent may be withheld by Provider for any or no reason in its sole and absolute discretion.

                  (c) As procedures, policies and services evolve and change with respect to its own operations, Provider reserves the right to make corresponding changes to the Transitional Services to be performed hereunder and to the procedures and policies used to provide and implement the Transitional Services. Provider shall not be required to provide Buyer extraordinary levels of Transitional Services, special studies, training, or the like or the advantage of systems, equipment, facilities, training, or improvements procured, obtained or made after the Effective Date by Provider.

         1.4 LIMITATION OF LIABILITY AND WARRANTY. (a) In the absence of negligence or willful misconduct on Provider's part, Provider shall not be liable for any claims, liabilities, damages, losses, costs, expenses (including, but not limited to, settlements, judgments, court costs and reasonable attorneys' fees), fines and penalties, arising out of any actual or alleged injury, loss or damage of any nature whatsoever in providing or failing to provide the Transitional Services to Buyer. Notwithstanding anything to the contrary contained herein, in the event Provider commits an error with respect to or incorrectly performs or fails to perform any Transitional Service, at Buyer's request, Provider shall use reasonable efforts to correct such error, re-perform or perform such Transitional Service.

                  (b) In no event shall Provider be liable for any damages caused by Buyer's failure to perform Buyer's responsibilities hereunder unless Buyer's failure to perform is caused by Provider's negligence, willful misconduct or breach of this Agreement. Provider will not be liable to Buyer for any act or omission of any other entity (other than due to a default by Provider in any agreement between Provider and such other entity) furnishing any Transitional Service. Further, Provider will have no liability for lost, altered or destroyed data in providing any Transitional Service or for any interruption of any Transitional Services relating to computer or telecommunications services unless due to Provider's negligence or willful misconduct

                  (c) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR AT LAW OR IN EQUITY, IN NO EVENT SHALL PROVIDER BE LIABLE FOR PUNITIVE, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (EXCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION OR ANY OTHER LOSS) ARISING FROM OR RELATING TO ANY CLAIM MADE UNDER THIS AGREEMENT OR REGARDING THE PROVISION OF OR THE FAILURE TO PROVIDE THE TRANSITIONAL SERVICES, EVEN IF PROVIDER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         1.5 NO OBLIGATION TO CONTINUE TO USE SERVICES. Buyer shall have no obligation to continue to use any of the Transitional Services and may delete any Transitional Service from the Transitional Services that Provider is providing to Buyer by giving Provider advance written notice of its desire to delete any or all Transitional Services; PROVIDED, that the deletion of any Transitional Service can only be effective on the last day of a calendar month. If any Transitional Service is deleted by Buyer, Provider shall have the option, in its sole and absolute discretion, to discontinue any related Transitional Services by providing written notice to Buyer.

         1.6 TECHNOLOGY. Any processes, techniques, hardware, software, copyrights, patents, practices or other technical or proprietary matter related to, arising from, or used in connection with, the performance by Provider of the Transitional Services (the "Technology"), and any improvement, modification or new development in the Technology, shall be the sole and exclusive property of Provider.

         1.7 PROVIDER ACCESS. To the extent reasonably required for Provider personnel to perform the Transitional Services, Buyer shall provide Provider personnel with access to its equipment, office space, plants, telecommunications and computer equipment and systems, and any other areas and equipment.

                                   ARTICLE 2.
                                  COMPENSATION
                                  ------------

         2.1 CONSIDERATION. As consideration for the Transitional Services, Buyer shall pay to Provider the amount specified for each Transitional Service as set forth in APPENDIX A. If the amount to be paid for any Transitional Service is described in APPENDIX A as "cost", the use of the term "cost" means the cost to Provider to provide that Transitional Service to Buyer. If the amount to be paid for any Service is described on APPENDIX A as "actual hours incurred", the amount of such fee shall be determined based on (i) all compensation costs for direct personnel of Provider who perform the Transitional Services (including, without limitation, payroll, overhead and related amounts),
(ii) travel cost (including meals and lodging expenses) for such personnel and their successors incurred in connection with the Transitional Services, and
(iii) other ordinary and necessary business expenses incurred by Provider in connection with the Transitional Services.

                  (b) In addition to the payments described in subparagraph (a) above, Buyer shall reimburse to Provider an amount equal to the sum of (i) all of the costs, if any, required by any third party incurred by Provider to obtain consents from such third parties to permit Provider to provide any Transitional Service to Buyer hereunder (including, without limitation, amounts paid for the right to continue to use third party software for the benefit of Buyer) ("Third Party Consent Costs"), plus (ii) any reasonable and customary expenditures made by Provider on behalf of Buyer pursuant to APPENDIX A to provide the Transitional Services to Buyer. Such costs and expenditures will be billed to Buyer in the monthly invoice(s) described in Paragraph 2.3 below. In the event that Provider will be making any such disbursements of funds on behalf of Buyer, before any disbursement will be made, Buyer shall, if requested by Provider, deposit funds equal to an estimated amount of such costs and expenditures into a bank account designated by Provider. Notwithstanding anything to the contrary in this subparagraph (b), all Third Party Consent Cost shall be subject to Buyer's prior approval; provided, however, that in the event Buyer does not approve such Third Party Consent Cost, Provider shall not be obligated under this Agreement to perform the Transitional Service to which such Third Party Consent Cost relates.

         2.2 TAXES. Any taxes (other than income taxes) assessed against Provider on the provision of the Transitional Services shall be reimbursed by Buyer.

         2.3 INVOICES. At the end of each month, each of Provider and its affiliates or subsidiaries providing the Transitional Services will submit one invoice to Buyer for (a) all Transitional Services provided to Buyer and its subsidiaries by such entity, and (b) those costs and expenditures described in Paragraph 2.1 (b) above incurred by such entity during such month. Such monthly invoices shall be issued no later than the fifteenth day of each month. Each invoice shall include documentation supporting each of the invoiced amounts. The total of this list and supporting detail will equal the invoice total, and will be provided under separate cover apart from the invoice. All invoices shall be sent to Buyer at the following address or to such other address as Buyer shall have specified by notice in writing to Provider:

                                    Core Materials Corporation
                                    800 Manor Park Drive
                                    Columbus, Ohio 43228
                                    Attn:  President
                                    Fax No. (614) 870-5051

         2.4 PAYMENT OF INVOICES. (a) Payment of all invoices shall be made by check or by electronic funds transmission in U.S. Dollars, without any offset or deduction of any nature whatsoever, within fifteen (15) days of the invoice date unless otherwise specified in APPENDIX A. All payments made by electronic funds transmission shall be made to the account set forth below with written confirmation of payment sent by facsimile to the person set forth below.

                                    ACCOUNT:
                                    Bank of America, Illinois
                                    231 South LaSalle Street
                                    Chicago, Illinois 60697
                                    ABA Routing Number:  071000039
                                    For the account of
                                    Navistar International Transportation Corp.

                                    WRITTEN CONFIRMATION:
                                    Navistar International Transportation Corp.
                                    455 North Cityfront Plaza Drive
                                    Chicago, Illinois 60611
                                    Attn: Vice President and Treasurer
                                    Fax No. (312) 836-2573

All payments made by check shall be sent by U.S. Mail, postage prepaid, to the following address:

                                    Navistar International Transportation Corp.
                                    455 North Cityfront Plaza Drive
                                    Chicago, Illinois 60611
                                    Attn: Vice President and Treasurer

                                   ARTICLE 3.
                                 CONFIDENTIALITY
                                 ---------------

         3.1 OBLIGATION. (a) In addition to any obligations of confidentiality pursuant to other agreements between the Parties, without the prior written consent of the other Party, each Party shall hold in confidence and not disclose to any third party any confidential information received by it from the other Party during the provision of the Transitional Services, including, without limitation, information which is not related to the Transitional Services.

                  (b) Subject to the terms of any other written agreement between the Parties, each Party agrees that it shall only use the information received by it from the other Party in connection with the provision or receipt of the Transitional Services, and for no other purpose whatsoever.

                  (c) For the purposes of this Agreement, confidential information shall not include information:

                           (i) which is or becomes part of the public domain
other than through breach of this Agreement or through the fault of the receiving Party;

                           (ii) which is or becomes available to the receiving
Party from a source other than the disclosing Party, which source has no obligation of confidentiality to the disclosing Party in respect thereof;

                           (iii) which is required to be disclosed by law or
government order; or

                           (iv) the disclosure of which is mutually agreed to by
the Parties.


         3.2 EFFECTIVENESS. The foregoing obligation of confidentiality shall be in effect during the term of this Agreement and any extensions thereof and for a period of seven (7) years after the termination or expiration of this Agreement.

         3.3 CARE AND INADVERTENT DISCLOSURE. With respect to any confidential information, each Party agrees as follows:

                  (a) it shall use the same degree of care in safeguarding said information as it uses to safeguard its own information which must be held in confidence; and

                  (b) upon the discovery of any inadvertent disclosure or unauthorized use of said information, or upon obtaining notice of such a disclosure or use from the other Party, it shall take all necessary actions to prevent any further inadvertent disclosure or unauthorized use, and, subject to the provisions of Paragraph 1.4 above, such other Party shall be entitled to pursue any other remedy which may be available to it.

                                   ARTICLE 4.
                              TERM AND TERMINATION
                              --------------------

         4.1 TERM. This Agreement shall become effective on the Effective Date and shall remain in force until the earlier of (i) three (3) years from the date hereof or (ii) the expiration of the longest Time Period, unless all of the Transitional Services are deleted by Buyer in accordance with Paragraph 1.5 above (in which case this Agreement shall terminate when all of the Transitional Services are so deleted), or this Agreement is terminated under Paragraph 4.2,
6.7 or 6.11 below prior to the end of such period.


         4.2 TERMINATION. (a) If either Party (hereafter called the "Defaulting Party") shall fail to perform or default in the performance of any of its obligations under this Agreement (other than as described in subparagraph (b) below), the other Party (hereinafter called the "Non-Defaulting Party") may give written notice to the Defaulting Party specifying the nature of such failure or default and stating that the Non-Defaulting Party intends to terminate this Agreement if such failure or default is not cured within forty five (45) days of such written notice. If any failure or default so specified is not cured within such forty five (45) day period, the Non-Defaulting Party may elect to immediately terminate this Agreement; PROVIDED, HOWEVER, that if the failure or default relates to a dispute made in good faith by the Defaulting Party, the Non-Defaulting Party may not terminate this Agreement pending the resolution of such dispute. Such termination shall be effective upon giving a written notice of termination from the Non-Defaulting Party to the

Defaulting Party and shall be without prejudice to any other remedy which may be available to the Non-Defaulting Party against the Defaulting Party.

                  (b) Notwithstanding the provisions of subparagraph (a) above, Provider may immediately terminate this Agreement upon written notice to Buyer if Buyer fails to make any payment hereunder within fifteen (15) days of the due date thereof.

                  (c) Either Party may immediately terminate this Agreement by a written notice to the other without any prior notice upon the occurrence of any of the following events:

                           (i) the other Party enters into proceedings in
bankruptcy or insolvency;

                           (ii) the other Party shall make an assignment for
benefit of creditors;

                           (iii) a petition shall be filed against the other
Party under a bankruptcy law, a corporate reorganization law, or any other law for relief of debtors (or similar law in purpose or effect); or

                           (iv) the other Party enters into liquidation or
dissolution proceedings.

         4.3 BUYER'S ADMINISTRATIVE AND SUPPORT SERVICES. (a) Buyer acknowledges that Provider is providing the Transitional Services as an accommodation to Buyer to allow Buyer a period of time to obtain its own or alternative administrative and support services. During the term of this Agreement, Buyer agrees that it shall take all steps necessary to obtain its own or alternative administrative and support services prior to the expiration of the Time Period for each Transitional Service.

                  (b) Buyer specifically agrees and acknowledges that all obligations of Provider to provide each Transitional Service shall immediately cease upon the expiration of the Time Period for such Transitional Service, and Provider's obligations to provide all of the Transitional Services shall immediately cease upon the termination of this Agreement. Upon the cessation of Provider's obligation to provide any Transitional Service, Buyer shall immediately cease using, directly or indirectly, such Transitional Service (including, without limitation, any and all Provider software or third party software provided through Provider telecommunications services or equipment, or computer systems or equipment).

                  (c) PROVIDER SHALL HAVE NO LIABILITY OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES) TO BUYER, OR TO ANYONE CLAIMING BY OR THROUGH BUYER, FOR PROVIDER'S CEASING TO PROVIDE ANY TRANSITIONAL SERVICE UPON THE EXPIRATION OF THE TIME PERIOD FOR SUCH TRANSITIONAL SERVICE OR THE TERMINATION OF THIS AGREEMENT.

         4.4 SURVIVAL OF CERTAIN OBLIGATIONS. Without prejudice to the survival of the other agreements of the Parties, the following obligations shall survive the termination of this Agreement: (a) for the period set forth therein, the obligations of each Party under Articles 3, 4 and 5, and (b) Provider's right to receive the compensation for the Transitional Services provided, and reimbursement of the costs and expenditures described in Paragraph 2. I above incurred, prior to the effective date of termination.

                                   ARTICLE 5.
                                   INDEMNITIES
                                   -----------

         5.1 INDEMNITY BY PROVIDER. Subject to the limitations set forth in Paragraphs 1.4 and 4.3 above, Provider shall indemnify, defend and hold Buyer harmless against any and all claims, liabilities, damages, losses, costs, expenses (including, but not limited to, settlements, judgments, court costs and reasonable attorney's fees), fines and penalties arising out of any actual injury, loss or damage of any nature whatsoever due or relating to the provision of or failure to provide the Transitional Services, only if such amounts are a result of the negligence or reckless or willful misconduct of the personnel of Provider and/or any contract personnel who are managed and directed by Provider.

         5.2 INDEMNITY BY BUYER. Buyer shall indemnify, defend and hold Provider harmless against any and all claims, liabilities, damages losses, costs, expenses (including, but not limited to, settlements, judgments, court costs and reasonable attorneys' fees), fines and penalties arising out of any injury or death, and any loss or damage of any nature whatsoever (including, without limitation, loss of or damage to property, or damage to the environment) arising out of the operations and activities of Buyer, except for losses, liabilities, obligations, costs, expenses or damages which are the result of the negligence, gross negligence or willful misconduct of the personnel of Provider and/or any contract personnel who are under contract with Provider.

         5.3 TERM OF INDEMNITY. The indemnities contained in this Article shall survive for a period of three (3) year after the termination of this Agreement for any reason.

                                   ARTICLE 6.
                                  MISCELLANEOUS
                                  -------------

         6.1 AMENDMENT. This Agreement shall not be amended or modified except in writing signed by the Parties.

         6.2 SUCCESSORS AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. The Buyer shall not assign this Agreement or any rights herein without the prior written consent of Provider, which may be withheld for any or no reason.

         6.3 MERGER. All understandings, representations, warranties and agreements, if any, heretofore existing between the Parties regarding the Transitional Services are merged into this Agreement, including the Appendices attached hereto, which fully and completely express the agreement of the Parties with respect to the subject matter hereof. The Parties have entered into this Agreement after adequate investigation with neither Party relying upon any statement or representation not contained in this Agreement or the Appendices attached hereto.

         6.4 NOTICES. All notices, consents, requests, approvals, and other communications provided for or required herein, and all legal process in regard thereto, must be in writing and shall be deemed validly given, made or served,
(a) when delivered personally or sent by telecopy to the facsimile number indicated below with a required confirmation copy sent in accordance with subparagraph (c) below; or (b) on the next business day after delivery to a nationally-recognized express delivery service with instructions and payment for overnight delivery; or (c) on the third day after deposited in any depository regularly maintained by the United States postal service, postage prepaid, certified or registered mail, return receipt requested, addressed to the following addresses or to such other address as the Party to be notified shall have specified to the other Party in accordance with this paragraph:

                   If to Provider:  Navistar International Transportation Corp.
                                    455 North Cityfront Plaza Drive
                                    Chicago, Illinois 60611
                                    Attn: Vice President and Treasurer

                   If to Buyer:     Core Materials Corporation
                                    800 Manor Park Drive
                                    Columbus, Ohio 43228
                                    Attn:  President

         6.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of Ohio.

         6.6 HEADINGS. The various headings used in this Agreement are for convenience only and are not to be used in interpreting the text of the Articles or Paragraphs in which they appear or to which they relate.

         6.7 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any portion of this Agreement is declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement, which shall continue in full force and effect as if this Agreement had been executed with the invalid portions thereof deleted; PROVIDED, that the entirety of this Agreement shall continue in full force and effect in all other jurisdictions. Notwithstanding the foregoing, if the portion of this Agreement which is declared invalid has the effect of reducing the compensation due hereunder or preventing the reimbursement of the costs and expenditures described in Paragraph 2.1(b) above, Provider, at its sole discretion, may terminate this Agreement by providing thirty (30) days written notice to Buyer.

         6.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

         6.9 RIGHTS OF THE PARTIES. Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person or entity, other than the Parties and their respective subsidiaries and affiliates, any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

         6.10 RESERVATION OF RIGHTS. Either Party's waiver of any of its remedies afforded hereunder or at law is without prejudice and shall not operate to waive any other remedies which that Party shall have available to it, nor shall such waiver operate to waive the Party's rights to any remedies due to a future breach, whether of a similar or different nature.

         6.11 FORCE MAJEURE. Any failure or omission by Provider in the performance of any obligation under this Agreement on its part to be performed shall not be deemed a breach of this Agreement or create any liability, if the same arises from any cause or causes beyond the control of Provider, including, but not limited to, the following, which, for purposes of this Agreement shall be regarded as beyond the control of Provider: acts of God, fire, storm, flood, earthquake, governmental regulation or direction, acts of the public enemy, war, rebellion, insurrection riot, invasion, strike or lockout; PROVIDED, HOWEVER, that Provider shall resume the performance whenever such causes are removed. Notwithstanding the foregoing, if Provider cannot perform under this Agreement for a period of five (5) days due to such cause or causes, Buyer may terminate this Agreement by providing written notice to Provider.

         6.12 RELATIONSHIP OF THE PARTIES. It is expressly understood and agreed that in rendering the Transitional Services hereunder, Provider is acting as an independent contractor and that this Agreement does not constitute either Party as an employee, agent or other representative of the other Party for any purpose whatsoever. Neither Party has the right or authority, to enter into any contract, warranty, guarantee or other undertaking in the name or for the account of the other Party, or to assume or create any obligation or liability of any kind, express or implied, on behalf of the other Party, or to bind the other Party in any manner whatsoever, or to hold itself out as having any right, power or authority to create any such obligation or liability on behalf of the other or to bind the other Party in any manner whatsoever (except as to any actions taken by either Party at the express written request and direction of the other Party).

         6.13 CONFLICT. In case of conflict between the terms and conditions of this Agreement and any Appendix, the terms and conditions of such Appendix shall control and govern as it relates to the Transitional Service to which those terms and conditions apply.

         IN WITNESS WHEREOF, the parties hereto have caused this Transitional Services Agreement to be executed the day and year first above written.


                              NAVISTAR INTERNATIONAL
                              TRANSPORTATION CORP.


                              By:  /s/ Thomas M. Hough
                                 ---------------------------------
                                 Name: Thomas M. Hough
                                 Title: Vice President and Treasurer


                              CORE MATERIALS CORPORATION


                              By:  /s/ Richard R. Conte
                                  --------------------------------
                                 Name:  Richard R. Conte
                                 Title: President

                                                                      APPENDIX A


                         TRANSITIONAL SERVICES AGREEMENT


         FUNCTION                                                  BASIS                         TIME PERIOD
                                                                FOR CHARGE

  I.  DIRECT SERVICES

         A.       Internal financial reporting                Actual hours incurred              One (1) Year

         B.       Tax return preparation (pro forma           Actual hours incurred              One (1) Year
                  basis only) for local, state and
                  federal income tax, personal property
                  and real estate tax with respect to
                  Plastics Business property only, and
                  employee withholding tax

         C.       Property records (plant and                 Actual hours incurred              One (1) Year
                  equipment)
         D.       Corporate computer systems                  Actual hours incurred              One (1) Year

  II.  INDIRECT SERVICES

         A.       Billing invoices and accounts               Cost and Actual Hours              One (1) Year
                  receivable                                       Incurred
         B.       Purchasing, accounts payable and            Cost and Actual Hours              One (1) Year
                  cash disbursements                               Incurred
         C.       Payroll                                     Cost and Actual Hours              One (1) Year
                                                                   Incurred
         D.       Corporate transportation and freight        Cost and Actual Hours              One (1) Year
                                                                   Incurred
         E.       Life insurance/survivor benefit             Cost and Actual Hours              Three (3) Years
                  objective                                        Incurred
         F.       Occupational Health Safety                  Cost and Actual Hours              Three (3) Years
                                                                   Incurred
         G.       Car Pool                                    Cost and Actual Hours              Six (6) Months
                                                                   Incurred
         H.       Workers Compensation                        Cost and Actual Hours              Three (3) Years
                  Administration                                   Incurred
         I.       Navcom phone system                         Cost and Actual Hours              Six (6) Months
                                                                   Incurred
         J.       Procure, on Buyer's behalf, property        Cost and Actual Hours              Three (3) Years
                  and business interruption insurance,             Incurred
                  primary general liability, automobile
                  liability, D&O insurance, fidelity and
                  other liability and casualty insurance
                  relating to Buyer's business as
                  requested by Buyer
         K.       Health care - Active employees              Cost                               One (I) Year
                              - Retired employees             Cost                               Three (3) Years
         L.       Pension - Actuarial                         Cost                               Three (3) Years
                          - Benefit Payment                   Cost                               Three (3) Years